Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Executive Vice President,

Chief Financial Officer and Chief Business Officer

Lisa Barthelemy, Director of Investor Relations

(858) 558-2871

ACADIA PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, CA May 14, 2013 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD) today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC and Cowen and Company, LLC are acting as the joint book-running managers for the offering. JMP Securities LLC and Needham & Company, LLC are acting as co-managers for the offering.

The shares of common stock described above are being offered by ACADIA pursuant to a shelf registration statement previously filed by ACADIA with the Securities and Exchange Commission (SEC) and declared effective by the SEC on January 6, 2012. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th floor, New York, NY 10022 or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com, or from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a treatment for Parkinson’s disease psychosis. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from discoveries made at ACADIA.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the proposed offering of common stock by ACADIA. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2012 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.